Exhibit 10.1

Amendment to Employment Agreement

      THIS AMENDMENT made June 25, 2009 to the Employment Agreement dated December 12, 2008 (the “Employment Agreement”) between FOOT LOCKER, INC., a New York corporation with its principal office at 112 West 34 Street, New York, New York 10120 (the “Company”) and Matthew D. Serra (“Executive”).

      WHEREAS, Executive serves as Chairman of the Board, President, and Chief Executive Officer of the Company pursuant to the provisions of the Employment Agreement; and

      WHEREAS, Executive has advised the Company of his intention to retire from his positions with the Company as of January 30, 2010; and

      WHEREAS, the Company and Executive desire to amend the Employment Agreement to provide that, from and after August 17, 2009 (the “Amendment Date”), Executive shall serve only as Chairman of the Board of the Company, and to make certain other amendments; and

      WHEREAS, the Company and Executive desire to set forth the terms and conditions of such amendments;

      NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

      A. Effective as of the Amendment Date, Executive shall resign as President and Chief Executive Officer of the Company.

      B. Notwithstanding any provision of the Employment Agreement to the contrary, for the period from the Amendment Date to January 30, 2010, Executive shall continue to be employed by the Company and, in lieu of Sections 1 and 2 of the Employment Agreement, the following provisions shall apply to his employment by the Company:

1. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve, as its Chairman of the Board.

2. Executive shall have such responsibilities, duties, and authority as are commensurate with his status as Chairman of the Board as may from time to time be determined or directed by the Board.

3. Executive shall devote substantially all of his business efforts and time to the Company and he shall not accept other full- or part-time employment. The foregoing, however, shall not preclude Executive from engaging in such activities and services as do not materially conflict with his responsibilities and duties to the Company nor preclude him from serving on the boards of directors of other for-profit companies, if such service does not conflict with his duties as Chairman of the Board or his fiduciary duty to the Company.

4. Executive shall provide to the Chief Executive Officer or the Board of Directors such advice as the Chief Executive Officer or Board of Directors may reasonably request, from time to time, related to the transition of Executive’s duties and responsibilities as in effect prior to the Amendment Date to his successor as Chief Executive Officer, and with regard to such other matters as are appropriate for a former Chief Executive Officer of the Company.

5. The Company shall provide Executive with an office and administrative support in its executive offices commensurate with his position as Chairman of the Board. Executive shall be required to be present in the offices of the Company only to the extent necessary to fulfill his responsibilities as Chairman of the Board and as set forth in paragraphs 2 and 4 hereof.

      C. Executive shall resign his position as an employee and Chairman of the Board and as a member of the Board of Directors of the Company, effective January 30, 2010.

      D. The Employment Agreement and this Amendment together represent the entire understanding of the parties with respect to the subject matter thereof. The terms and provisions of this Amendment may not be modified or amended except in a writing signed by both parties. Except as amended or modified hereby, in all other respects, the terms and provisions of the Employment Agreement are hereby ratified and confirmed. In case of a discrepancy or inconsistency between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts between residents of such state to be performed therein.

      E. Notwithstanding anything to the contrary contained herein, this Amendment to the Employment Agreement shall be effective only if a new President and Chief Executive Officer commences employment with the Company on or as of the Amendment Date or such other date as the parties may mutually agree.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement on the date first above written.

FOOT LOCKER, INC.

By:	/s/ Laurie J. Petrucci
Laurie J. Petrucci
Sr. Vice President- Human Resources

/s/ Matthew D. Serra
Matthew D. Serra

APPROVED:

/s/ Alan D. Feldman
Alan D. Feldman
Chair
Compensation and Management Resources Committee